[FIRM LETTERHEAD]



                                January 27, 1999


Synetic, Inc.
669 River Drive
Elmwood Park, NJ 07407-1362

          Re:  Amended and Restated 1989 Class A Stock Plan
               Amended and Restated 1989 Class B Stock Plan
               Amended and Restated 1991 Special Non-Qualified Stock Option Plan

Ladies and Gentlemen:

         We hereby consent to the incorporation by reference into the Synetic, Inc. Registration Statements on Form S-8, referenced above, filed with the Securities and Exchange Commission, of Synetic, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 1998. We also consent to all references to our firm included in such Registration Statement.


                                        Very truly yours,

                                        KEGLER, BROWN, HILL & RITTER CO., L.P.A.


                                        By:  /s/ Jack A. Bjerke
                                             --------------------------
                                             Jack A. Bjerke, Vice President